CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and to the incorporation by reference in this Post-Effective Amendment Number 7 to the Registration Statement (Form N-1A)(No. 333-31127) of ISI Strategy Fund, Inc. of our report dated December 6, 2002, included in the October 31, 2002 Annual Report to shareholders.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 24, 2003